Exhibit 20.4
Page 1 of 3

Navistar Financial 1994-C Owner Trust
For the Month of December 1996
Distribution Date of January 21, 1997

Original Pool Amount                  $315,029,921.60

Beginning Pool Balance                $121,849,343.22
Beginning Pool Factor                       0.3867866

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $7,596,182.50
  Interest Collected                      $948,990.26

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $255,941.07
Total Additional Deposits                 $255,941.07

Repos/Chargeoffs                           $91,127.94
Aggregate Number of Notes Charged Off              40

Total Available Funds                   $8,801,113.83

Ending Pool Balance                   $114,162,032.78
Ending Pool Factor                          0.3623847

Servicing Fee                             $101,541.12

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                     $8,399,229.40
  Target Percentage                              6.00%
  Target Balance                        $6,849,721.97
  Minimum Balance                       $6,615,628.35
  (Release)/Deposit                    ($1,549,507.43)
  Ending Balance                        $6,849,721.97

Current Weighted Average APR:                  9.614%
Current Weighted Average
  Remaining Term (months):                     27.54

                                            Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           1,165,956.47      748
    31-60 days                             234,155.55      180
    60+ days                               102,158.31       62

    Total                                1,502,270.33      766

  Balances: 60+ days                     1,074,290.67       62

Memo Item - Reserve Account
  Prior Month                           $8,363,628.66
  + Invest. Income                          35,600.74
  + Transfer from Collections Account            0.00
  Beginning Balance                     $8,399,229.40

Exhibit 20.4
Page 2 of 3

Navistar Financial 1994-C Owner Trust
For the Month of December 1996

                                                             NOTES
                                      TOTAL          CLASS A-1      CLASS A-2     CERTIFICATES
Original
 Pool Amount Dist.:              $315,029,921.60  $207,000,000.00  $97,000,000.00  $11,029,921.60
 Distribution Percentages (1)                              96.50%          0.000%           3.50%
 Coupon                                                    7.650%          8.000%          8.300%

Beginning Pool Balance           $121,849,343.22
Ending Pool Balance              $114,162,032.78

Collected Principal                $7,596,182.50
Collected Interest                   $948,990.26
Charge-Offs                           $91,127.94
Liquidation Proceeds/Recoveries      $255,941.07
Servicing                            $101,541.12
Cash Transfer (to)/from Reserve Account    $0.00
Total Collections Available
    for Debt Service               $8,699,572.71

Beginning Balance                $121,536,320.04   $18,602,968.51  $97,000,000.00   $5,933,351.53

Interest Due                         $806,299.60      $118,593.92     $646,666.67      $41,039.01
Interest Paid                        $806,299.60      $118,593.92     $646,666.67      $41,039.01
Principal Due                      $7,687,310.44    $7,418,254.57           $0.00     $269,055.87
Principal Paid                     $7,687,310.44    $7,418,254.57           $0.00     $269,055.87

Ending Balance                   $113,849,009.61   $11,184,713.94  $97,000,000.00   $5,664,295.67
Note/Certificate Pool Factor
  (Ending Balance/Original Pool Amount)              0.0540324345    1.0000000000    0.5135390687

Total Distributions                $8,493,610.04    $7,536,848.49     $646,666.67     $310,094.88

Interest Shortfall                         $0.00            $0.00           $0.00           $0.00
Principal Shortfall                        $0.00            $0.00           $0.00           $0.00
 Total Shortfall (required from Reserve)   $0.00            $0.00           $0.00           $0.00

Excess Servicing                     $205,962.67

Beginning Reserve Account Balance  $8,399,229.40   see also Memo Item on Page 1 regarding reserve account
(Release)/Draw                    ($1,549,507.43)
Ending Reserve Account Balance     $6,849,721.97

(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution in June 1995, and generally 96.5% thereafter until all of the Notes have been paid in full. No principal distributions to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.4
Page 3 of 3

Navistar Financial 1994-C Owner Trust
For the Month of December 1996

Trigger Events:   A) Loss Trigger
                  B) Delinquency Trigger
                  C) Noteholders Percent Trigger

                                  5                4                3                2                1
                               Aug 1996         Sep 1996         Oct 1996         Nov 1996         Dec 1996

Beg. Pool Balance          $146,700,500.27  $140,485,673.79  $134,498,385.49  $127,872,259.24  $121,849,343.22

A) Loss Trigger:
Principal of Contracts
  Charged off                  $106,774.26      $245,097.38      $283,022.12       $59,372.73       $91,127.94
Recoveries                     $287,227.38      $157,481.54      $329,866.43       $67,211.94      $255,941.07

Total Charged off
  (Months 5,4,3)               $634,893.76
Total Recoveries
  (Months 3,2,1)                653,019.44
Net Loss/(Recoveries)
  for 3 Mos.                   ($18,125.68)(a)

Total Balance
  (Months 5,4,3)           $421,684,559.55(b)

Loss Ratio Annualized [(a/b)(12)]  -0.0516%

Trigger:
  Is Ratio> 1.5%                        No

B) Delinquency Trigger:
   Balance delinquency 60+ days                                  $570,483.27      $659,428.18    $1,074,290.67
   As % of Beginning Pool Balance                                   0.42416%         0.51569%         0.88165%
   Three Month Average                                              0.75357%         0.64932%         0.60717%

Trigger: Is Average> 2.0%               No

C) Noteholders Percent Trigger:    2.1743%
   Ending Reserve Account Balance
     not less than 1% of Initial
     Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%             No

Navistar Financial Corporation


by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer